	Standalone AT&T
	Supplemental Unaudited Quarterly Financial Information
	Dollars in millions
	Unaudited

	Operating Revenues	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
	Revenues from Continuing Operations	$35,877	$35,740	$31,326	$31,095	$134,038	$29,712	$29,643	$30,043	$31,343	$120,741
[A]	Less: Video	(6,725)	(6,639)	(2,149)	—	(15,513)	—	—	—	—	—
[B]	Less: Other dispositions (Held-for-sale)	(231)	(158)	(64)	—	(453)	—	—	—	—	—
[H]	Less: Intercompany eliminations	62	57	17	—	136	—	—	—	—	—
	Standalone AT&T Operating Revenues	$28,983	$29,000	$29,130	$31,095	$118,208	$29,712	$29,643	$30,043	$31,343	$120,741
	Revenue from Continuing Operations Growth Rate Y/Y	1.5%	3.5%	-11.5%	-17.6%	-6.3%	-17.2%	-17.1%	-4.1%	0.8%	-9.9%
	Standalone AT&T Revenue Growth Rate Y/Y	4.8%	6.6%	3.9%	2.2%	4.3%	2.5%	2.2%	3.1%	0.8%	2.1%

	Operations and Support Expenses	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
	Operations and Support Expenses from Continuing Operations	$24,217	$23,739	$20,632	$21,701	$90,289	$19,713	$20,237	$19,517	$47,840	$107,307
[I]	Non-GAAP Adjustments	(1)	70	(109)	(86)	(126)	(191)	(924)	(188)	(26,728)	(28,031)
	Adjusted Operations and Support Expenses from Continuing Operations	24,216	23,809	20,523	21,615	90,163	19,522	19,313	19,329	21,112	79,276
[A]	Less: Video	(5,660)	(5,275)	(1,731)	—	(12,666)	—	—	—	—	—
[B]	Less: Other dispositions (Held-for-sale)	(194)	(115)	(47)	—	(356)	—	—	—	—	—
[H]	Less: Intercompany eliminations	62	57	17	—	136	—	—	—	—	—
[D]	Less: Reclassification of allocations for separated businesses	15	19	16	(4)	46	—	—	—	—	—
[C]	Add: DTV-related retained costs	350	350	117	—	817	—	—	—	—	—
	Standalone AT&T Adjusted Operations and Support Expenses	$18,789	$18,845	$18,895	$21,611	$78,140	$19,522	$19,313	$19,329	$21,112	$79,276
	Operations and Support Expenses from Continuing Operations Growth Rate Y/Y	8.3%	1.8%	-13.1%	-49.2%	-19.5%	-18.6%	-14.8%	-5.4%	120.5%	18.8%
	Adjusted Operations and Support Expenses from Continuing Operations Growth Rate Y/Y	4.9%	6.0%	-13.6%	-20.4%	-6.5%	-19.4%	-18.9%	-5.8%	-2.3%	-12.1%
	Standalone AT&T Adjusted Operations and Support Expenses Growth Rate Y/Y	8.7%	11.7%	4.6%	2.7%	6.7%	3.9%	2.5%	2.3%	-2.3%	1.5%

	Depreciation and Amortization Expense	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
	Depreciation and Amortization Expense from Continuing Operations	$4,466	$4,429	$4,457	$4,500	$17,852	$4,462	$4,450	$4,514	$4,595	$18,021
[I]	Non-GAAP Adjustments	(85)	(28)	(28)	(28)	(169)	(27)	(17)	(16)	(16)	(76)
	Adjusted Depreciation and Amortization Expense from Continuing Operations	4,381	4,401	4,429	4,472	17,683	4,435	4,433	4,498	4,579	17,945
[A]	Less: Video	(164)	(148)	(44)	—	(356)	—	—	—	—	—
[B]	Less: Other dispositions (Held-for-sale)	—	—	—	—	—	—	—	—	—	—
[C]	Add: DTV-related retained costs	180	180	60	—	420	—	—	—	—	—
	Standalone AT&T Adjusted Depreciation and Amortization Expense	$4,397	$4,433	$4,445	$4,472	$17,747	$4,435	$4,433	$4,498	$4,579	$17,945
	Depreciation and Amortization Expense from Continuing Operations Growth Rate Y/Y	-21.7%	-21.7%	-20.6%	-19.0%	-20.7%	-0.1%	0.5%	1.3%	2.1%	0.9%
	Adjusted Depreciation and Amortization Expense from Continuing Operations Growth Rate Y/Y	-8.6%	-7.9%	-7.2%	-5.7%	-7.3%	1.2%	0.7%	1.6%	2.4%	1.5%
	Standalone AT&T Adjusted Depreciation and Amortization Expense Growth Rate Y/Y	0.5%	1.7%	1.3%	1.7%	1.3%	0.9%	0.0%	1.2%	2.4%	1.1%

	Operating Income	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
	Operating Income from Continuing Operations	$7,194	$7,572	$6,237	$4,894	$25,897	$5,537	$4,956	$6,012	$(21,092)	$(4,587)
[I]	Non-GAAP Adjustments	86	(42)	137	114	295	218	941	204	26,744	28,107
	Adjusted Operating Income from Continuing Operations	7,280	7,530	6,374	5,008	26,192	5,755	5,897	6,216	5,652	23,520
	Less: Video	(901)	(1,216)	(374)	—	(2,491)	—	—	—	—	—
	Less: Other dispositions (Held-for-sale)	(37)	(43)	(17)	—	(97)	—	—	—	—	—
	Less: Intercompany eliminations	—	—	—	—	—	—	—	—	—	—
	Less: Reclassification of allocations for separated businesses	(15)	(19)	(16)	4	(46)	—	—	—	—	—
	Add: DTV-related retained costs	(530)	(530)	(177)	—	(1,237)	—	—	—	—	—
	Standalone AT&T Adjusted Operating Income	$5,797	$5,722	$5,790	$5,012	$22,321	$5,755	$5,897	$6,216	$5,652	$23,520
	Operating Income from Continuing Operations Growth Rate Y/Y	-1.2%	36.2%	2.9%	146.5%	209.3%	-23.0%	-34.5%	-3.6%	-531.0%	-117.7%
	Adjusted Operating Income Growth Rate Y/Y	-2.6%	3.2%	-7.2%	-14.4%	-4.7%	-20.9%	-21.7%	-2.5%	12.9%	-10.2%
	Standalone AT&T Adjusted Operating Income Growth Rate Y/Y	-3.1%	-4.0%	3.6%	0.6%	-0.9%	-0.7%	3.1%	7.4%	12.8%	5.4%
	Operating Income Margin from Continuing Operations	20.1%	21.2%	19.9%	15.7%	19.3%	18.6%	16.7%	20.0%	-67.3%	-3.8%
	Adjusted Operating Income Margin	20.3%	21.1%	20.3%	16.1%	19.5%	19.4%	19.9%	20.7%	18.0%	19.5%
	Standalone AT&T Adjusted Operating Income Margin	20.0%	19.7%	19.9%	16.1%	18.9%	19.4%	19.9%	20.7%	18.0%	19.5%

	Other Income (Expense)	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
	Interest expense	$(1,823)	$(1,640)	$(1,627)	$(1,626)	$(6,716)	$(1,626)	$(1,502)	$(1,420)	$(1,560)	$(6,108)
	Equity in net income (loss) of affiliates	(6)	(18)	183	444	603	521	504	392	374	1,791
	Other income (expense) - net	4,230	1,206	1,522	2,429	9,387	2,157	2,302	2,270	(919)	5,810
	Other Income (Expense) from Continuing Operations	2,401	(452)	78	1,247	3,274	1,052	1,304	1,242	(2,105)	1,493
[I]	Non-GAAP Adjustments	(2,968)	(16)	18	(769)	(3,735)	(545)	(635)	(648)	2,618	790
	Adjusted Other Income (Expense) from Continuing Operations	(567)	(468)	96	478	(461)	507	669	594	513	2,283
[F]	Less: Estimated interest expense impact of debt redemptions	371	371	371	371	1,484	371	371	—	—	742
[E]	Add: Estimated equity in net income from DIRECTV investment	746	955	293	—	1,994	—	—	—	—	—
	Standalone AT&T Adjusted Other Income (Expense)	$550	$858	$760	$849	$3,017	$878	$1,040	$594	$513	$3,025

	Income From Continuing Operations	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
	Income from Continuing Operations	$7,586	$5,969	$5,019	$5,202	$23,776	$5,149	$4,751	$6,346	$(23,120)	$(6,874)
[I]	Non-GAAP Adjustments	(2,276)	(307)	153	(764)	(3,194)	(224)	347	(1,036)	27,951	27,038
	Adjusted Income from Continuing Operations	5,310	5,662	5,172	4,438	20,582	4,925	5,098	5,310	4,831	20,164
	Less: Operating Income of Video and Other dispositions	(1,483)	(1,808)	(584)	4	(3,871)	—	—	—	—	—
	Add: Estimated equity in net income from DIRECTV investment	746	955	293	—	1,994	—	—	—	—	—
	Less: Estimated interest expense impact of debt redemptions	371	371	371	371	1,484	371	371	—	—	742
[G]	Less: Estimated tax on Video & Other dispositions	(73)	(95)	16	75	(76)	74	74	—	—	148
	Add: Adjustment of estimated interest expense impact of debt redemptions	(297)	(297)	(297)	(297)	(1,187)	(297)	(297)	—	—	(594)
	Standalone AT&T Adjusted Net Income	4,720	4,978	4,939	4,441	19,078	4,925	5,098	5,310	4,831	20,164
	Less: Income from Continuing Operations attributable to Noncontrolling Interest	(394)	(387)	(356)	(348)	(1,485)	(354)	(380)	(373)	(362)	(1,469)
	Less: Preferred Stock Dividends	(50)	(56)	(50)	(51)	(207)	(48)	(52)	(49)	(54)	(203)
	Adjusted Standalone AT&T Income Attributable to Common Stock	$4,276	$4,535	$4,533	$4,042	$17,386	$4,523	$4,666	$4,888	$4,415	$18,492

	Earnings from Continuing Operations per share of common stock:1
	Basic	$0.99	$0.77	$0.64	$0.67	$3.07	$0.66	$0.60	$0.82	$(3.20)	$(1.10)
	Diluted	$0.97	$0.76	$0.63	$0.66	$3.02	$0.65	$0.59	$0.79	$(3.20)	$(1.10)

[J]	Continuing Operations Adjusted Diluted	$0.68	$0.73	$0.66	$0.56	$2.63	$0.63	$0.65	$0.68	$0.61	$2.57
[J]	Standalone AT&T Adjusted Diluted	$0.58	$0.64	$0.62	$0.56	$2.41	$0.63	$0.65	$0.68	$0.61	$2.57

	Weighted Average Common Shares Outstanding	7,161	7,168	7,171	7,172	7,168	7,184	7,169	7,153	7,157	7,166
	Weighted Average Common Shares Outstanding with Dilution under ASU 2020-06	7,482	7,484	7,506	7,541	7,503	7,556	7,611	7,647	7,533	7,587
	Weighted Average Common Shares Outstanding with Dilution under historical	7,188	7,200	7,202	7,204	7,199	7,217	7,212	7,201	7,205	7,209

[1] Earnings per share from continuing operations is calculated using Income from Continuing Operations, less Income from Continuing Operations Attributable to Noncontrolling Interest and Preferred Stock Dividends divided by the weighted average common shares outstanding for the period.

EBITDA[2]	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
Net Income from Continuing Operations	$7,586	$5,969	$5,019	$5,202	$23,776	$5,149	$4,751	$6,346	$(23,120)	$(6,874)
Additions:
Income Tax Expense (Benefit)	2,009	1,151	1,296	939	5,395	1,440	1,509	908	(77)	3,780
Interest Expense	1,823	1,640	1,627	1,626	6,716	1,626	1,502	1,420	1,560	6,108
Equity in Net Income (Loss) of Affiliates	6	18	(183)	(444)	(603)	(521)	(504)	(392)	(374)	(1,791)
Other (Income) Expense - net	(4,230)	(1,206)	(1,522)	(2,429)	(9,387)	(2,157)	(2,302)	(2,270)	919	(5,810)
Depreciation and amortization	4,466	4,429	4,457	4,500	17,852	4,462	4,450	4,514	4,595	18,021
EBITDA	11,660	12,001	10,694	9,394	43,749	9,999	9,406	10,526	(16,497)	13,434
Non-GAAP Adjustments	1	(70)	109	86	126	191	924	188	26,728	28,031
Adjusted EBITDA	11,661	11,931	10,803	9,480	43,875	10,190	10,330	10,714	10,231	41,465
Less: Video	(1,065)	(1,364)	(418)	—	(2,847)	—	—	—	—	—
Less: Other dispositions (Held-for-sale)	(37)	(43)	(17)	—	(97)	—	—	—	—	—
Less: Intercompany eliminations	—	—	—	—	—	—	—	—	—	—
Less: Reclassification of allocations for separated businesses	(15)	(19)	(16)	4	(46)	—	—	—	—	—
Add: DTV-related retained costs	(350)	(350)	(117)	—	(817)	—	—	—	—	—
Standalone AT&T Adjusted EBITDA	$10,194	$10,155	$10,235	$9,484	$40,068	$10,190	$10,330	$10,714	$10,231	$41,465
Adjusted EBITDA Growth Rate Y/Y	-4.9%	-1.2%	-7.2%	-10.5%	-5.8%	-12.6%	-13.4%	-0.8%	7.9%	-5.5%
Standalone AT&T Adjusted EBITDA Growth Rate Y/Y	-1.6%	-1.6%	2.6%	1.1%	0.1%	0.0%	1.7%	4.7%	7.9%	3.5%
Adjusted EBITDA Margin	32.5%	33.4%	34.5%	30.5%	32.7%	34.3%	34.8%	35.7%	32.6%	34.3%
Standalone AT&T Adjusted EBITDA Margin	35.2%	35.0%	35.1%	30.5%	33.9%	34.3%	34.8%	35.7%	32.6%	34.3%

2 EBITDA is operating income before depreciation and amortization. It excludes depreciation and amortization, interest expense, other income (expense) - net and income taxes from net income.

	Free Cash Flow ($B)[3]	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
	Net cash provided by operating activities from Continuing Operations	$9.6	$10.2	$9.3	$8.1	$37.2	$7.6	$7.7	$10.1	$10.3	$35.8
	Add: Distributions from DIRECTV classified as investing activities	—	—	—	1.3	1.3	1.3	0.3	0.6	0.4	2.6
	Less: Capital expenditures	(3.9)	(3.7)	(4.5)	(3.5)	(15.6)	(4.6)	(4.9)	(5.9)	(4.2)	(19.6)
	Less: Cash paid vendor financing	(1.7)	(1.3)	(1.0)	(0.6)	(4.6)	(1.6)	(1.8)	(0.9)	(0.5)	(4.7)
	Free Cash Flow from Continuing Operations	4.0	5.2	3.8	5.3	18.3	2.8	1.4	3.8	6.1	14.1
[E]	Add: Estimated equity in net income from DIRECTV investment	—	—	0.7	—	0.7	—	—	—	—	—
	Standalone AT&T Free Cash Flow	$4.0	$5.2	$4.5	$5.3	$19.0	$2.8	$1.4	$3.8	$6.1	$14.1
	[3] May not foot due to rounding. Historical presentation may differ due to insignificant reclasses between continuing and discontinued operations.

	NOTES

[A]	Video business results as reported in AT&T's consolidated financial results; quarters ended 2021 include retained depreciation on assets supporting U-verse products.
[B]	Other dispositions include the held-for-sale businesses, Crunchyroll, Government Solutions and operations in Puerto Rico that do not meet the requirements for presentation in discontinued operations.
[C]	After the DIRECTV transaction, we expect to retain incurred operations and support costs in the range of ~$500M per quarter and depreciation of network infrastructure that provides both U-verse video and broadband services to customers of ~$150M per quarter, of which approximately 60% will be received from DIRECTV through transition service agreements and commercial arrangements. These estimated net retained costs have been applied to prior periods for comparability.
[D]	Adjustment to reflect AT&T's first-quarter 2022 reclassification of certain administrative costs borne by AT&T where the business units did not influence decision making. These costs are not expected to continue in standalone AT&T.
[E]	Estimated equity in net income of affiliates from DIRECTV. Calculated at 70% of Video EBITDA, which excludes the noncash depreciation and amortization of fair value accretion expected to result from DIRECTV’s revaluation of assets and purchase price allocation.
[F]	Reflects the use of proceeds to pay down approximately $39.0 billion of borrowings and the resulting reduction to interest expense. The estimated impact of interest expense reduction was determined using the weighted-average interest rate of AT&T’s long-term debt portfolio, including credit agreement borrowings and the impact of derivatives, of 3.8%. This adjustment is required for pro forma financial information prepared in accordance with Article 11 of Regulation S-X.
[G]	Estimated tax impact of pro forma and other adjustments at AT&T's adjusted effective tax rate.
[H]	Under GAAP, AT&T removed transactions involving dealing between segments, including advertising arrangements with Video.
[I]	Non-GAAP Adjustments:	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22	6/30/22	9/30/22	12/31/22	2022
	Transaction and other costs	$35	$—	$8	$(2)	$41	$98	$185	$58	$84	$425
	Employee separation costs and benefit-related (gain) loss	(34)	(70)	(4)	(20)	(128)	93	108	16	(109)	108
	Asset impairments and abandonments and restructuring	—	—	105	108	213	—	631	114	26,753	27,498
	Adjustments to Operations and Support Expenses/ EBITDA	1	(70)	109	86	126	191	924	188	26,728	28,031
	Amortization of intangible assets	85	28	28	28	169	27	17	16	16	76
	Adjustments to Operating Income	86	(42)	137	114	295	218	941	204	26,744	28,107
	Other income (expense) net	(2,968)	(16)	18	(769)	(3,735)	(545)	(635)	(648)	2,618	790
	Tax impact of adjustments and discrete items	606	(249)	(2)	(109)	246	103	41	(592)	(1,411)	(1,859)
	Adjustments to Net Income	$(2,276)	$(307)	$153	$(764)	$(3,194)	$(224)	$347	$(1,036)	$27,951	$27,038

[J]
As of January 1, 2022, we adopted, through retrospective application, Accounting Standards Update (ASU) No. 2020-06, which requires that instruments which may be settled in cash or stock to be presumed settled in stock in calculating diluted EPS. While our intent is to settle the Mobility II preferred interests in cash, the ability to settle this instrument in AT&T shares will result in additional dilutive impact, the magnitude of which is influenced by the fair value of the Mobility II preferred interests and the average AT&T common stock price during the reporting period, which could vary from period-to-period. For these reasons, we have excluded the impact of ASU 2020-06 from our adjusted EPS calculation.

Additionally, in the fourth-quarter of 2022, all outstanding Mobility II preferred interests were put to us, with approximately one-third redeemed in the fourth-quarter; approximately 107 million interests will be redeemed primarily in October 2023 and 107 million redeemed in October 2024, per the terms of the agreement, unless called or put is accepted by AT&T prior. With the certainty of redemption, the remaining Mobility preferred interest was reclassified from equity to a liability at fair value, with approximately $2.7 billion recorded in current as “Accounts payable and accrued liabilities” and $2.7 billion as “Other noncurrent liabilities.” The difference between the carrying value of the Mobility preferred interest and the fair value of the instrument upon settlement and/or balance sheet reclassification was recorded as an adjustment to additional paid-in capital; the fair value adjustment of these instruments is required to be included when calculating EPS. Given the nonoperational fair value adjustment recorded as "Additional Paid in Capital," we have excluded the impact from our adjusted EPS calculation.